Exhibit 99.1

Noble Corporation plc Devonshire House 1 Mayfair Place London W1J 8AJ England

PRESS RELEASE

NOBLE CORPORATION BOARD OF DIRECTORS APPROVES SPIN-OFF

OF PARAGON OFFSHORE; SETS JULY 23 RECORD DATE AND AUGUST 1

DISTRIBUTION DATE

LONDON, July 11, 2014 – Noble Corporation plc (NYSE: NE) announced today that its board of directors has approved the spin-off of Paragon Offshore plc, a wholly-owned subsidiary of Noble, through a pro rata distribution of an aggregate of 84,753,393 Paragon ordinary shares to the holders of Noble ordinary shares. Noble shareholders will receive one ordinary share of Paragon for every three ordinary shares of Noble held at 5:00 p.m., New York City time, on the record date of the distribution, July 23, 2014. No fractional Paragon shares will be issued; however, shareholders entitled to receive a fractional Paragon share in the distribution will instead receive the cash value of that fractional share. Subject to the satisfaction of the conditions to the spin-off, the distribution is expected to occur on August 1, 2014.

Following the distribution of the Paragon ordinary shares, Paragon will be a separate, publicly traded company, and Noble will not retain any ownership interest in Paragon. Paragon has applied to list its ordinary shares on the New York Stock Exchange (NYSE) under the symbol “PGN.”

“The successful launch of Paragon is an important strategic step for Noble,” said David Williams, Chairman, President and Chief Executive Officer, Noble Corporation. “Noble will exit this process with a top tier fleet, a substantial contract backlog and a sharp focus on the high-specification drilling market, elements that when joined with our exceptional crews position Noble as a leader in the business for many years to come. At the same time, Paragon is positioned to excel in the standard specification drilling sector, with well-maintained and efficient rigs, highly-competent crews, a strong customer base and a talented management team.”

Noble has obtained private letter rulings from the U.S. Internal Revenue Service and expects to obtain an opinion of tax counsel, in each case, substantially to the effect that, based on certain facts, assumptions, representations, and covenants, and subject to certain limitations set forth therein, for U.S. federal income tax purposes, the distribution of Paragon ordinary shares generally will be tax-free to U.S. holders of Noble ordinary shares, other than with respect to any cash received in lieu of fractional share interests, which generally will be taxable to such holders as capital gains.

No action is required by Noble shareholders in order to receive Paragon ordinary shares in the distribution. Noble shareholders entitled to receive Paragon ordinary shares in the distribution will receive a book-entry account statement reflecting their ownership of Paragon ordinary shares, or their brokerage account will be credited for such shares.

Noble expects that a “when-issued” public trading market for Paragon ordinary shares will commence on the NYSE on or about July 23, 2014 under the symbol “PGN WI” and will continue through the distribution date. Noble also anticipates that “regular way” trading of Paragon ordinary shares will begin on the first trading day following the distribution date.

Beginning on or about July 23, 2014, and through the distribution date, it is expected that there will be two ways to trade Noble ordinary shares—either with or without the right to receive Paragon ordinary shares in the distribution. Noble shareholders who sell their Noble ordinary shares in the “regular-way” market (that is, the normal trading market on the NYSE under the symbol “NE”) prior to the distribution date will be selling their right to receive Paragon ordinary shares in the distribution. Noble shareholders who sell their Noble ordinary shares in the anticipated “ex-distribution” market under the symbol “NE WI” (that is, without the right to receive Paragon ordinary shares in the distribution) after the record date and on or prior to the distribution date will not be selling their right to receive Paragon ordinary shares in the distribution.

Investors are encouraged to consult with their broker and financial and tax advisors regarding the specific implications of buying or selling Noble ordinary shares on or before the distribution date.

Prior to the distribution, Noble will mail an information statement to all shareholders entitled to receive the distribution. The information statement will provide details regarding the distribution and describe Paragon and its ordinary shares, including the risks of Paragon’s business and owning Paragon ordinary shares. Noble shareholders are encouraged to read the information statement closely.

The completion of the distribution is subject to the satisfaction or waiver of certain customary conditions, including declaration of effectiveness of the Paragon’s Registration Statement on Form 10 by the Securities and Exchange Commission, approval of Paragon ordinary shares for listing on the NYSE and other conditions described in the information statement.

Barclays Capital Inc. is acting as financial advisor to Noble in connection with the spin-off. Baker Botts L.L.P. and Travers Smith LLP are acting as legal advisors to Noble in connection with the spin-off.

About Noble Corporation

Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 77 offshore drilling units (including one ultra-deepwater drillship and three high-specification jackup drilling rigs currently under construction), located worldwide, including in the U.S. Gulf of Mexico and Alaska, Mexico, Brazil, Argentina, the North Sea, the Mediterranean, West Africa, the Middle East, India, Malaysia and Australia. Following the spin-off of Paragon Offshore, Noble will own and operate one of the most modern, versatile and technically advanced fleets in the offshore drilling industry. The 35 rig post-spin fleet, consisting of 20 semisubmersibles and drillships and 15 jackups, will focus largely on ultra-deepwater and high-specification jack-up drilling opportunities in both established and emerging regions worldwide. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE.” Noble Corporation plc is a public limited company registered in England and Wales with company number 08354954 and registered office at Devonshire House, 1 Mayfair Place, London, W1J 8AJ England. Additional information on Noble Corporation is available on the Company’s Web site at http://www.noblecorp.com.

About Paragon Offshore

Paragon Offshore is currently an indirect, wholly owned subsidiary of Noble Corporation. Paragon is a pure-play global provider of standard specification offshore drilling rigs. Paragon’s drilling fleet consists solely of standard specification rigs and includes 34 jackups and eight floaters (five drillships and three semisubmersibles). Paragon’s primary business is contracting its rigs, related equipment and work crews to conduct oil and gas drilling and workover operations for its exploration and production customers on a dayrate basis around the world. Paragon’s principal executive offices are located in Houston, Texas. Additional information is available at http://www.paragonoffshore.com.

Forward-looking Disclosure Statement

This release contains forward-looking statements. Statements regarding the consummation of the spin-off, the record date and the distribution date, the tax consequences of the distribution, the development and timing of any markets for Noble shares or Paragon shares, fleet content and the prospects for the separate companies, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to actions by governmental and regulatory authorities, costs and difficulties related to the separation, employee relations, market and business conditions, the companies’ financial results and performance, changes in law, availability and terms of any financing, satisfaction of regulatory conditions, actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, weather conditions, the future price of oil and gas and other factors detailed in Paragon’s Form 10 and Noble’s most recent Form 10-K, Form 10-Q’s and other filings with the U.S. Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

NC-693

7/11/2014

For additional information, contact:

For Investors:	Jeffrey L. Chastain,
Vice President – Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6383

For Media:	John S. Breed,
Director of Investor Relations and Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

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